UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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HALLIBURTON COMPANY

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HALLIBURTON TO HOLD VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
HOUSTON – May 6, 2020 – Halliburton Company (NYSE: HAL) announced today it will hold its annual meeting of shareholders on May 19, 2020, at 2:00 p.m. Central Daylight Time, in virtual meeting format only. Due to public health concerns arising from the coronavirus (COVID-19) pandemic and health concerns for our shareholders and other meeting participants, the Company has determined that it will not hold an in-person meeting this year. Note that the time of the meeting has changed from the time specified in the proxy statement dated April 7, 2020.

As described in the proxy materials for the annual meeting, shareholders are entitled to participate in the annual meeting if they were a shareholder as of the close of business on March 20, 2020, the record date, or hold a legal proxy for the meeting provided by their bank, broker, or nominee. To be admitted electronically to the annual meeting, shareholders must go to the meeting website at http://www.virtualshareholdermeeting.com/HAL2020 and enter the control number found on the proxy card, voting instruction form, or notice previously distributed.

Shareholders may vote during the annual meeting by following the instructions available on the meeting website during the meeting. Whether or not a shareholder plans to participate virtually in the annual meeting, we urge all shareholders to vote and submit their proxy in advance of the meeting by one of the methods described in the proxy materials. Shareholders will not receive a new proxy card reflecting the change to a virtual meeting. The proxy card included with the proxy materials will not be updated to reflect the change in location and time of the annual meeting and may continue to be used to vote shares in connection with the meeting.

A list of shareholders entitled to vote at the meeting will be available during the virtual annual meeting for inspection by shareholders for any legally valid purpose related to the annual meeting at http://www.virtualshareholdermeeting.com/HAL2020 using your control number. To view the list for such purposes during the 10 days prior to the meeting, please contact ShareholderServices@halliburton.com.

About Halliburton
Founded in 1919, Halliburton is one of the world's largest providers of products and services to the energy industry. With approximately 50,000 employees, representing 140 nationalities in more than 80 countries, the company helps its customers maximize value throughout the lifecycle of the reservoir — from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production throughout the life of the asset. Visit the company’s website at www.halliburton.com. Connect with Halliburton on Facebook, Twitter, LinkedIn, Instagram and YouTube.

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CONTACTS
For Investors: Abu Zeya Halliburton, Investor Relations investors@halliburton.com 281-871-2688	For News Media: Emily Mir Public Relations pr@halliburton.com 281-871-2601